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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF HF HOLDINGS, INC.

                                  Jurisdiction of
Name                              Incorporation      Trade Names
----                              -------------      -----------

ICON Health & Fitness, Inc.       Delaware           PROFORM
                                                     WEIDERCARE
                                                     WORKOUT WAREHOUSE
                                                     IMAGE
                                                     WESLO
                                                     HEALTHRIDER
                                                     NORDICTRACK
                                                     UTS


                   SUBSIDIARIES OF ICON HEALTH & FITNESS, INC.

                                           Jurisdiction of
Name                                       Incorporation
----                                       -------------

Jumpking, Inc.                             Utah
Universal Technical Services               Utah

ICON International Holdings, Inc.          Delaware
ICON IP, Inc.                              Delaware
Free Motion Fitness, Inc.                  Utah
NordicTrack, Inc.                          Utah

ICON du Canada Inc.                        Quebec, Canada
510152 N.B. Ltd.                           New Brunswick, Canada

ICON OS, Inc.                              U.S. Virgin Islands
ICON Health & Fitness (Holdings) Ltd.      United Kingdom
ICON Fitness Lifestyle Ltd.                United Kingdom
ICON Health & Fitness France SARL          France
Weider Health & Fitness France SA          France
ICON Health & Fitness Italia Srl           Italy
AICON Health & Fitness GmbH                Germany